Exhibit 24

POWER OF ATTORNEY

We, the undersigned directors and officers of Peapack-Gladstone Financial Corporation, hereby severally constitute and lawfully appoint Douglas L. Kennedy and Jeffrey J. Carfora, and each of them singly, our true and lawful attorneys-in-fact with full power to them and each of them to sign for us, in our names in the capacities indicated below, the Annual Report on Form 10-K for the fiscal year ended December 31, 2014 of Peapack-Gladstone Financial Corporation and any and all amendments thereto, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Douglas L. Kennedy	Chief Executive Officer and Director	March 13, 2015
Douglas L. Kennedy
/s/ Jeffrey J. Carfora	Senior Executive Vice President and Chief Financial Officer	March 13, 2015
Jeffrey J. Carfora	(Principal Financial Officer and Principal Accounting Officer)
/s/ F. Duffield Meyercord	Chairman of the Board	March 13, 2015
F. Duffield Meyercord
/s/ Finn M.W. Caspersen, Jr.	Director, Senior Executive Vice President	March 13, 2015
Finn M. W. Caspersen, Jr.	General Counsel, Chief Operating Officer
/s/ Susan A. Cole	Director	March 13, 2015
Susan A. Cole
/s/ Anthony J. Consi II	Director	March 13, 2015
Anthony J. Consi II
/s/ Richard Daingerfield	Director	March 13, 2015
Richard Daingerfield
/s/ Edward A. Gramigna	Director	March 13, 2015
Edward A. Gramigna
/s/ Frank A. Kissel	Director	March 13, 2015
Frank A. Kissel
/s/ John D. Kissel	Director	March 13, 2015
John D. Kissel
/s/ James R. Lamb	Director	March 13, 2015
James R. Lamb
/s/ Edward A. Merton	Director	March 13, 2015
Edward A. Merton
/s/ Philip W. Smith III	Director	March 13, 2015
Philip W. Smith III
/s/ Beth Welsh	Director	March 13, 2015
Beth Welsh

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